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                                                                   EXHIBIT 10.50

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This AMENDMENT TO EMPLOYMENT AGREEMENT (the "First Amendment") made as of July 1, 2001 between ARIAD Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Timothy P. Clackson, Ph.D. (the "Employee").

         The Company and the Employee have entered into an Employment Agreement dated as of June 8, 2000 (the "Agreement"), and the parties hereto desire to further amend certain provisions of the Agreement.

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree to further amend the Agreement as follows:

         I. Term of Employment. The first sentence of Section 2 is hereby amended to read as follows:

                  "The term of the Employee's employment under the Agreement is hereby extended to December 31, 2003 (the "Term"), unless sooner terminated pursuant to Section 4 or 5 of this Agreement; provided, however, that this Agreement shall automatically be renewed for successive one-year terms (the Term and, if the period of employment is so renewed, such additional period(s) of employment are collectively referred to herein as the "Term") unless terminated by written notice given by either party to the other at least 90 days prior to the end of the applicable Term."

         II. Compensation. Section 3.1 is hereby replaced and amended in its entirety as follows:

                  "3.1. As full compensation for all services to be rendered pursuant to this Agreement, the Company agrees to pay the Employee a salary at the fixed rate of $185,000 per annum as of the date hereof and increased thereafter during the Term, by amounts, if any, to be determined by the Board of Directors of the Company (the "Board") in its sole discretion, payable in equal semi-monthly installments, less such deductions or amounts to be withheld as shall be required by applicable law and regulations."

         III. Definitions. The definition of the Company's "Field of Interest" in Section 14 (b) of the Agreement is hereby amended to read as follows:

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                  The "Company's Field of Interest" is the discovery,
         development and commercialization of (i) pharmaceutical products based on (a) intervention in signal transduction pathways and (b) gene and cell therapy, and (ii) technologies to regulate genes and proteins. The Company's Field of Interest may be changed at any time at the sole discretion of the Company.

         IV. This Amendment shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed entirely in Massachusetts.

         V. Except as modified by this First Amendment, the Agreement remains in full force and effect and unchanged.

                  IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.


                                ARIAD PHARMACEUTICALS, INC.


                                By:      /s/ Harvey J. Berger
                                    -----------------------------------
                                    Harvey J. Berger, M.D.
                                    Chairman and Chief Executive Officer


                                EMPLOYEE

                                   /s/ Timothy P. Clackson
                                --------------------------------
                                Timothy P. Clackson, Ph.D.

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